Exhibit 10.1

Execution Version

LIQTECH INTERNATIONAL, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is entered into as of June 22, 2022 (the “Effective Date”), by and among LiqTech International, Inc., a Nevada corporation (the “Company”), and the investors listed on Schedule A attached hereto (collectively, the “Investors”).

WHEREAS, on the terms and conditions set forth herein, the Investors are willing to purchase from the Company, and the Company is willing to sell to the Investors, promissory notes ranking senior in right and priority of payment with all other indebtedness of Company (other than trade payables and Purchase Money Indebtedness (as defined herein)) in an aggregate principal amount of $6,000,000 and accompanying warrants to purchase shares of the Company’s common stock (the “Common Stock”), the proceeds from which purchase will be used to repay indebtedness owed by the Company to High Trail Capital (the “High Trail Debt”);

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth in this Agreement, the parties agree as follows:

1. The Loans, Notes and Warrants.

1.1 Loans. Subject to the terms and conditions of this Agreement, the Investors agree to make loans (the “Loans”) to the Company in an aggregate principal amount of $6,000,000. The individual commitment of each Investor is set forth on Schedule A attached hereto.

1.2 Notes. The Loans made by each Investor shall be evidenced by one or more senior promissory notes (collectively, the “Notes”) of the Company in the form attached hereto as Exhibit A. The Company acknowledges and agrees that the Notes shall constitute senior obligations of the Company, ranking first in right and priority of payment with all other indebtedness of the Company (other than trade payables and Purchase Money Indebtedness). The term “Purchase Money Indebtedness” shall mean any capitalized lease obligations of the Company and any indebtedness incurred by the Company for the acquisition of intellectual property rights, property, plant or equipment used in, or necessary for, the business of the Company as currently conducted.

1.3 Warrants. In connection with each Note issued to an Investor, the Company shall issue to such Investor a warrant to purchase shares of its Common Stock pursuant to the terms therein (collectively, the “Warrants”), in substantially the form attached hereto as Exhibit B.

1.4 Registration Rights. The shares of Common Stock issuable upon the exercise of the Warrants shall be subject to a registration rights agreement of even date herewith by and between the Company and the Investors (the “Registration Rights Agreement”) and attached hereto as Exhibit C.

1.5 Closing. The purchase and sale of the Notes (the “Closing”) shall take place by physical or electronic exchange of documents and signatures, at 10:00 am local time on the date hereof or at such time or times as the Company and the Investors shall agree.

1.6 Delivery. Within a reasonable time following the Closing, the Company shall deliver to each Investor participating in the Closing, pursuant to instructions provided by the Investor at or following the Closing, (x) an original Note, the original principal amount of which shall be in such amount as is purchased by such Investor at the Closing as set forth on Schedule A attached hereto, and (y) a Warrant for the number of shares of Common Stock as set forth on Schedule A attached hereto.

1.7 Use of Proceeds for Project. The proceeds from the sale and issuance of the Notes shall be used by the Company to repay a portion of the High Trail Debt, with all of the High Trail Debt being repaid substantially concurrently with the Closing.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, as of the date of this Agreement and the Closing:

2.1 Organization; Good Standing; Qualification. The Company and each of its wholly-owned subsidiaries is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its organization. Each of the Company and its subsidiaries has all requisite power and authority to own and operate its respective properties and assets and to carry on its respective business as presently conducted and as proposed to be conducted. The Company and each of its wholly-owned subsidiaries is qualified to do business as a foreign entity in every jurisdiction in which the failure to be so qualified would have, or would reasonably be expected to have, a material adverse effect, individually or in the aggregate, upon the business, properties, tangible and intangible assets, liabilities, operations, condition (financial or otherwise) or results of operation of the Company and its subsidiaries or the ability of the Company or any of its subsidiaries to timely perform their respective obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”).

2.2 Subsidiaries. As used in this Agreement, references to any “subsidiary” of a specified Person shall refer to an Affiliate controlled by such Person directly, or indirectly through one or more intermediaries, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) (which, for the avoidance of doubt, shall include the Company’s controlled joint ventures, including shared-controlled joint ventures). The Company’s significant subsidiaries, as of the date hereof, are listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and are the only significant subsidiaries, direct or indirect, of the Company as of the date hereof. All the issued and outstanding shares of each subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. As used herein, “Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity, and an “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

2.3 Power. The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Notes, the Warrants, the Registration Rights Agreement and any ancillary agreements and instruments to be entered into by the Company hereunder (together, the “Transaction Documents”), to sell and issue the Securities, and to carry out and perform its obligations under the Transaction Documents.

2.4 Authorization. The execution, delivery, and performance of the Transaction Documents by the Company, including the authorization, issuance and delivery of the Notes, the Warrants and the Registration Rights Agreement has been duly authorized by all requisite corporate or other action on the part of the Company and its officers, directors and stockholders, and this Agreement constitutes, and the other Transaction Documents will constitute, legal, valid, and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.5 Capitalization. The Company has not issued any capital stock since its most recently filed Current Report on Form 8-K, other than (a) pursuant to the exercise of stock options, restricted stock units or other similar awards under the Company’s stock option plans or (b) to consultants, employees and other service providers of the Company in transactions approved by the Company’s Board of Directors. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Other than as disclosed in the SEC Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

2.6 Consents and Approvals. Except for any Current Report on Form 8-K to be filed by the Company in connection with the transactions contemplated by the Transaction Documents, the Company is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any regulatory body, self-regulatory organization, stock exchange or market government or governmental agency in order to consummate the transactions contemplated by the Transaction Documents.

2.7 Non-Contravention. The execution and delivery of the Transaction Documents, the issuance, sale and delivery of the Notes and Warrants to be sold by the Company, the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions contemplated thereby will not (a) conflict with, result in the breach or violation of, or constitute (with or without the giving of notice or the passage of time or both) a violation of, or default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, license, franchise, permit, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any subsidiary is a party or by which it or its properties may be bound or affected, (ii) the Company’s Articles of Incorporation, as amended and as in effect on the date hereof, the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or the equivalent document with respect to any subsidiary, as amended and as in effect on the date hereof, or (iii) any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The NASDAQ Stock Market), governmental agency, arbitration panel or authority applicable to the Company, any of its subsidiaries or their respective properties, except in the case of clause (i) for such conflicts, breaches, violations or defaults that would not be likely to have, individually or in the aggregate, a Material Adverse Effect, or (b) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any if its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject. For purposes of this Section 2.7 the term “material” shall apply to agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound involving obligations (contingent or otherwise) of, or payments to, the Company in excess of $500,000 in a consecutive 12-month period.

2.8 Shares. The shares of Common Stock underlying the Warrants (the “Warrant Shares”) have been duly and validly reserved for issuance, have been duly authorized by all necessary corporate action and such Warrant Shares, when issued pursuant to the terms of the applicable Warrant, will be validly issued, fully paid, and nonassessable, and will be free of any lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other material restriction with respect to the issuance thereof; provided, however, that such Warrant Shares shall be subject to restrictions on transfer under state or federal securities laws as set forth in this Agreement, or as otherwise may be required under state or federal securities laws as set forth in this Agreement at the time a transfer is proposed.

2.9 No Registration. Assuming the accuracy of each of the representations and warranties of the Investors herein, the issuance by the Company of the Warrants, and any shares of Common Stock issuable upon the exercise thereof, are or will be, as applicable, exempt from registration under the Securities Act.

2.10 Reporting Status. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company has, in a timely manner, filed all schedules, forms, statements, reports and other documents that the Company was required to file pursuant to Section I.A.3.b of the General Instructions to Form S-3 promulgated under the Securities Act in order for the Company to be eligible to use Form S-3 preceding the date of the Closing (the foregoing materials, together with any materials filed by the Company under the Exchange Act, whether or not required, collectively, the “SEC Documents”). The SEC Documents complied in all material respects with requirements of the Securities Act and Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Documents and the information contained therein, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. As used in this Agreement, “Previously Disclosed” means information set forth in or incorporated by reference into the SEC Documents filed with the SEC prior to the date hereof (except for risks and forward-looking information set forth in the “Risk Factors” section of the applicable SEC Documents or in any forward-looking statement disclaimers or similar statements that are similarly non-specific and are predictive or forward-looking in nature).

2.11 Material Changes. Since the date of the latest audited financial statements included within the SEC Documents, except as specifically disclosed in a subsequent SEC Document filed prior to the date hereof, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect. Except for the issuance of the Notes and Warrants contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) business day prior to the date that this representation is made.

2.12 Legal Proceedings. Except as Previously Disclosed, there is no action, suit or proceeding before any court, governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries wherein an unfavorable decision, ruling or finding would reasonably be expected to, individually or in the aggregate, (i) materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or (ii) have a Material Adverse Effect. The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have, individually or in the aggregate, a Material Adverse Effect.

2.13 No Violations. Other than with respect to the Company’s compliance with the minimum bid price of the NASDAQ Stock Market, neither the Company nor any of its subsidiaries is or, since January 1, 2020, has been in violation of its respective certificate of incorporation, bylaws or other organizational documents, or any statute or law, judgment, decree, rule, regulation, ordinance or order of any court or governmental or regulatory body (including The NASDAQ Stock Market), governmental agency, arbitration panel or authority applicable to the Company or any of its subsidiaries, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in default (and there exists no condition which, with or without the passage of time or giving of notice or both, would constitute a default) in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or by which the properties of the Company are bound, which would be reasonably likely to have a Material Adverse Effect.

2.14 Listing Compliance. Other than with respect to the Company’s compliance with the minimum bid price of the NASDAQ Stock Market, the Company is in compliance with the requirements of The NASDAQ Stock Market LLC for continued listing of the Common Stock thereon and has no knowledge of any facts or circumstances that could reasonably lead to delisting of its Common Stock from The NASDAQ Stock Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on The NASDAQ Stock Market, nor has the Company received any notification that the SEC or The NASDAQ Stock Market is contemplating terminating such registration or listing. The transactions contemplated by the Transaction Documents will not contravene the rules and regulations of The NASDAQ Stock Market. The Company will comply with all requirements of The NASDAQ Stock Market with respect to the issuance of the Securities, including the filing of any listing notice with respect to the issuance of the Securities.

2.15 Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision pursuant to its charter documents or the laws of its state of incorporation that is applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights pursuant to the Transaction Documents.

2.16 Regulatory Permits. The Company possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as described in the SEC Documents (the “Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.17 Rights of Registration. Except as disclosed in the SEC Documents or as provided in the Registration Rights Agreement, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities.

2.18 Intellectual Property. The Company owns or possesses adequate rights to use all patents, patent applications, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, trademark registrations, service marks, service mark registrations, trade names, mask work rights and other intellectual property necessary to carry on the business now operated by it or proposed to be operated by it as described in the SEC Documents (collectively, the “Intellectual Property”), except where the lack of such ownership or rights to use would not have a Material Adverse Effect. The Company has not received a notice (written or otherwise) that any of the Intellectual Property material to the Company’s business has expired, terminated or been abandoned, or is essential for the Company’s business and is expected to expire or terminate or be abandoned within one (1) year from the date of this Agreement. Except as disclosed in the SEC Documents, or as would not, individually or in the aggregate, have a Material Adverse Effect, to the best of the Company’s knowledge, (i) there is no infringement by third parties engaged in commercial activity of any Intellectual Property of the Company relating to the Company’s business and (ii) there are no non-commercial activities being performed by any third parties which, upon commercialization thereof, could reasonably be expected to infringe on the Intellectual Property of the Company. The Company has taken all commercially reasonable actions necessary to perfect its ownership of and interest in the Intellectual Property.

2.19 Tax Status. Except for the matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

2.20 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be timely reported on a Form 8-K under the Exchange Act, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investors or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Investors will rely on the foregoing representation in effecting transactions in securities of the Company. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated by the Transaction Agreements other than those specifically set forth in Section 3.

3. Representations and Warranties of the Investors. Each Investor hereby represents and warrants severally, and not jointly, that:

3.1 Authorization. Such Investor has full power and authority to enter into the Transaction Documents, and the Transaction Documents constitute valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Notes, the Warrants and any capital stock issuable upon exercise of the Warrants (collectively, the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to any third person.

3.3 Reliance upon Investors’ Representations. Such Investor understands that the Notes and the Warrants are not, and any capital stock acquired on exercise thereof at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act and that the Company’s reliance on such exemption is based on the Investors’ representations set forth herein. Such Investor realizes that the basis for such exemption may not be present if, notwithstanding such representations, such Investor has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Such Investor has no such intention.

3.4 Receipt of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Securities. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities, and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

3.5 Investment Experience. Such Investor is experienced in evaluating and investing in securities of companies in the development stage and is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities and is able, without impairing such Investor’s financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of such Investor’s investment. If other than an individual, such Investor also represents it has not been organized for the purpose of acquiring the Securities.

3.6 Accredited Investor. Such Investor is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

3.7 Restricted Securities. Such Investor understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.

3.8 Legends. Each of the Investors understands and agrees that the Securities shall be endorsed with the legend set forth below, and such Investor covenants that, except to the extent such restrictions are waived by the Company, such Investor shall not transfer the Securities represented by any such certificate without complying with the restrictions on transfer described in such legend (except that the Company shall not require an opinion of counsel in connection with a transfer to an affiliated entity or pursuant to Rule 144):

“THESE SECURITIES HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED AND SOLD ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED.”

3.9 Foreign Investor. If such Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the purchase of the Securities and this Agreement, including (a) any foreign exchange restrictions applicable to such purchase, (b) any governmental or other consents that may be required, and (c) any tax consequences that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Investor’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of such Investor’s jurisdiction.

3.10 Disqualification. Such Investor represents that such Investor is not subject to any Disqualification Event (as defined in Rule 506(d)(1)(i) through (viii) under the Securities Act), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

4. Pari Passu with All Notes. Each Note shall rank equally without preference or priority of any kind with each of the Notes issued by the Company to the Investors. All payments of principal and interest with respect to the Notes shall be applied ratably and proportionately on each such Note on the basis of the original principal amount of outstanding indebtedness represented by such Note.

5. Conditions to Closing; Covenants of the Company.

5.1 Conditions of Each Investor’s Obligations. The obligations of each Investor at the Closing are subject to the fulfillment, on or prior to the date of the Closing, of each of the following conditions, any of which may be waived in whole or in part by the Investors:

(a) The representations and warranties of the Company contained in Section 2 hereof shall be true and correct in all respects as of the date of this Agreement and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

(b) The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the date of the Closing.

(c) The Company is validly existing as a corporation in good standing under the laws of Nevada as evidenced by a certificate of the Secretary of State of the State of Nevada, a copy of which was provided to the Investors at least one (1) business day prior to the date of the Closing.

(d) The Company shall have executed and delivered to each Investor a Note and a Warrant in the respective amounts set forth on Schedule A.

(e) Except for any notices required or permitted to be filed after the Closing pursuant to applicable federal and state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

(f) The Company shall have repaid all of the High Trail Debt substantially concurrently with the Closing.

5.2 Conditions to Obligations of the Company. The obligations of the Company at the Closing are subject to the fulfillment, on or prior to the date of the Closing, of the following conditions, any of which may be waived in whole or in part by the Company:

(a) The representations and warranties of each Investor contained in Section 3 shall be true and correct on and as of the Closing with the same force and effect as if they had been made on and as of such Closing.

(b) Except for any notices required or permitted to be filed after the Closing pursuant to applicable federal or state securities laws, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

(c) Each Investor shall have delivered to the Company the purchase price of the Note and Warrant being purchased by such Investor as noted on Schedule A hereto.

5.3 Covenants of the Company.

(a) Reservation of Stock. The Company covenants that during the term the Warrants are exercisable, the Company will reserve from its authorized and unissued capital stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of all outstanding Warrants.

(b) Use of Proceeds from Payments of Exercise Price. The Company covenants that, for so long as the Notes are outstanding, all payments of Exercise Price (as defined in the Warrants) received by the Company shall be used by the Company to repay any amounts outstanding under the Notes, on a pro rata basis.

(c) Securities Laws Disclosure. The Company will file a Current Report on Form 8-K with the SEC describing the terms of the Transaction Documents (the “8-K Filing”) within the time required by the Exchange Act. Neither the Company, its subsidiaries nor the Investors shall issue any press releases or any other public statements with respect to the transactions contemplated hereby without the prior consent of the other; provided, however, the Company or the Investors each shall be entitled, without the prior approval of the other, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations.

(d) Senior Ranking; Additional Encumbrances. The Company shall ensure that the Notes constitute senior obligations of the Company, ranking first in right and priority of payment with all other indebtedness of the Company (other than trade payables and Purchase Money Indebtedness). Without limiting the foregoing, the Company covenants and agrees that neither the Company nor any of its subsidiary shall (i) incur any indebtedness (other than trade payables and Purchase Money Indebtedness) which ranks higher in right and priority of payment than the indebtedness represented by the Notes or (ii) enter into any agreement or other instrument or take or cause to be taken any action which would result in the creation or imposition of any lien, encumbrance, claim or security interest upon any of the material properties or assets of the Company or any of its subsidiaries, in each case, without the prior written consent of the holders of the Notes.

6. Miscellaneous.

6.1 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

6.2 Survival of Warranties. The warranties, representations and covenants of the Company and each Investor contained in or made pursuant to this Agreement with respect to the Closing shall survive the execution and delivery of this Agreement and such Closing.

6.3 Assignment; Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, that this Agreement may be assigned by any Investor to the valid transferee of any Security purchased hereunder if such Security remains a “restricted security” under the Securities Act. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under this Agreement, except as expressly provided in this Agreement.

6.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. With respect to any disputes arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of the New York County Supreme Court or, in the event that such court does not have jurisdiction over the dispute, to the federal district court of the Southern District of New York or to the state courts of the State of New York.

6.5 Counterparts; Electronic Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and upon such delivery any such signature shall be deemed to have the same effect as if the original signature had been delivered to the other party.

6.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing, addressed (a) if to an Investor, as indicated on the Schedule of Investors attached hereto as Schedule A, or at such other address as such Investor shall have furnished to the Company in writing at least five (5) days prior to any notice to be given hereunder, or (b) if to the Company, at its principal office, Attention: Interim Chief Executive Officer, or at such other address as the Company shall furnish to each Investor in writing at least five (5) days prior to any notice to be given hereunder. All such notices and other written communications shall be deemed effectively given upon personal delivery to the party to be notified (or upon the date of attempted delivery where delivery is refused) or, if sent by facsimile, upon receipt of appropriate written confirmation of receipt, or five (5) days after deposit with the United States Postal Service, by registered or certified mail, or one (1) day after deposit with next day air courier, with postage and fees prepaid and addressed to the party entitled to such notice, or, if sent by electronic mail, when directed to any electronic mail address set forth on the Schedule of Investors attached hereto as Schedule A.

6.8 Finders’ Fees. Except for the Company’s obligation to Lake Street Capital Markets, LLC (which is the sole responsibility of the Company), each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company and each other Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.9 Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of the Transaction Documents, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

6.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Investors. Any amendment or waiver so effected shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities have been converted), each future holder of all such securities and the Company.

6.11 Expenses. Each Investor shall individually bear such Investor’s full costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

6.12 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13 Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.14 Severability. If any provision of this Agreement is held to be illegal or unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.15 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

LIQTECH INTERNATIONAL, INC.

By:	/s/ Alexander Buehler
Name:	Alexander Buehler
Title:	Interim Chief Executive Officer

LIQTECH INTERNATIONAL, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INVESTOR:

21 APRIL FUND, LTD.

By:	/s/ Michael Kellen
Name:	Michael Kellen
Title:	Portfolio Manager

21 APRIL FUND, LP.

By:	/s/ Michael Kellen
Name:	Michael Kellen
Title:	Portfolio Manager

LIQTECH INTERNATIONAL, INC.

NOTE AND WARRANT PURCHASE AGREEMENT

SIGNATURE PAGE